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                                                                  Exhibit 32(a)



                             TXU US Holdings Company
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF CEO


         The undersigned, C. John Wilder, Chairman of the Board and Chief Executive of TXU US Holdings Company (the "Company"), DOES HEREBY CERTIFY that:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 16th day of March, 2004.




                                              /s/ C. John Wilder
                                         ------------------------------------
                                         Name:    C. John Wilder
                                         Title:   Chairman of the Board and
                                                  Chief Executive








A signed original of this written statement required by Section 906 has been provided to TXU US Holdings Company and will be retained by TXU
US Holdings Company and furnished to the Securities and Exchange Commission or its staff upon request.